Exhibit 5.1

May 11, 2017
EZCORP, Inc.
2500 Bee Cave Road, Bldg One, Suite 200
Rollingwood, TX 78746

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel for EZCORP, Inc., a Delaware corporation (the “Company”) with respect to certain legal matters in connection with the preparation of a registration statement on Form S-4 and the Pre-Effective Amendment No. 2 to Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) relating to the proposed sale from time to time of up to 5,000,000 shares of Class A Non-Voting common stock, par value $0.01 per share, of the Company (the “Class A Common Shares”) in the manner set forth in the Registration Statement.
In connection with the opinions expressed herein, we have examined, among other things, the (i) the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, each as amended to the date hereof (collectively, the “Charter Documents”), (ii) the Registration Statement, and (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, with no independent investigation as to the facts set forth therein.
In connection with this opinion, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) a prospectus supplement, if required by law, will have been prepared and filed with the Commission with regard to the Class A Common Shares offered thereby; and (viii) all Class A Common Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.
Based upon and subject to the foregoing, we are of the opinion that when the Board (or a duly constituted and acting committee thereof) has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, such Class A Common Shares, when issued upon payment of the consideration therefor (not less than the par value of the Class A Common Shares) in the manner contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.
The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this

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May 11, 2017 Page 2

consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.